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                                                                    Exhibit 10.6

                               ADVISORY AGREEMENT

         ADVISORY AGREEMENT made as of ________ __, 2004 between A REIT, Inc., a Maryland corporation (the "Company"), and Triple Net Properties, LLC, a Virginia limited liability company (the "Advisor").

                                   WITNESSETH:

         WHEREAS, the Company intends to qualify as a real estate investment trust (a "REIT") as defined in Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and to make investments of the type permitted to qualified REITs under the Code and not inconsistent with the Articles of Incorporation of the Company (the "Articles of Incorporation") and the Bylaws of the Company; and

         WHEREAS, the Company desires to avail itself of the experience, sources of information, advice and assistance of the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of and subject to the supervision of the Board of Directors of the Company (the "Board of Directors"), all as provided herein; and

         WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereto agree as follows:

         1. DEFINITIONS.

         As used herein, the following terms shall have the meanings set forth below:

                  (a) "ACQUISITION EXPENSEs" shall mean any and all expenses related to selecting, evaluating and acquiring properties, whether or not acquired, including, but not limited to, legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, nonrefundable option payments on property not acquired, accounting fees and expenses, computer use related expenses, architectural, engineering and other property reports, environmental and asbestos audits, title insurance and escrow fees, transfer taxes and personnel and miscellaneous expenses related to the selection, evaluation and acquisition of properties.

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                  (b)      "ACQUISITION FEES" shall mean any and all fees and
         commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with the purchase, development or construction of any Property, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, non-recurring management fees, consulting fees, loan fees or points or any fee of a similar nature, however designated.

                  (c) "AFFILIATE" shall mean: (i) any Person directly or indirectly owning, controlling or holding, with the power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, manager, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, manager, trustee or general partner.

                  (d) "ARTICLES OF INCORPORATION" shall mean the Articles of Incorporation of the Company filed within the meaning of the Maryland General Corporation Law, as amended from time to time.

                  (e) "AVERAGE INVESTED ASSETS" shall mean, for any period, the average of the aggregate Book Value of the assets of the Company invested, directly or indirectly, in real estate assets or in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

                  (f) "BOOK VALUE" of an asset shall mean the value of such asset on the books of the Company, before allowance for depreciation or amortization.

                  (g) "BYLAWS" shall mean the bylaws of the Company, as the same are in effect from time to time.

                  (h) "COMMON STOCK" shall mean the common stock, par value $.01 per share, of the Company.

                  (i) "COMPETITIVE REAL ESTATE COMMISSION" shall mean the real estate or brokerage commission paid for the purchase or sale of a Property which is reasonable, customary and competitive in light of the size, type and location of such Property.

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                  (j)      "CUMULATIVE RETURN" shall mean a cumulative,
         non-compounded return equal to 8% per annum on Invested Capital commencing upon acceptance by the Company of an investor's subscription.

                  (k) "FISCAL YEAR" shall mean any period for which any income tax return is submitted by the Company to the Internal Revenue Service and which is treated by the Internal Revenue Service as a reporting period.

                  (l) "GROSS OFFERING PROCEEDS" shall mean the total proceeds from the sale of Shares before deductions for Organizational and Offering Expenses. For purposes of calculating Gross Offering Proceeds, the purchase price for all Shares issued in the Company's initial public offering, including those for which volume discounts apply, shall be deemed to be $10.00 per Share. Unless specifically included, Gross Offering Proceeds does not include any proceeds from the sale of Shares pursuant to the Company's Dividend Reinvestment Plan.

                  (m) "GROSS INCOME FROM PROPERTIES" shall mean all cash receipts derived from the operation of the Company's Property, excluding (i) tenant security deposits unless and until such deposits are forfeited upon a tenant default, and (ii) proceeds from insurance claims, condemnation proceedings, sales or refinancings.

                  (n) "INCENTIVE DISTRIBUTION" shall mean an amount equal to 15% of the Partnership's operating cash flow payable to the Advisor after the Company has received and paid to Shareholders the sum of (i) the Cumulative Return, and (ii) any remaining shortfall in the recovery of Invested Capital with respect to prior sales of Properties as described in Section 9(h).

                  (o) "INCENTIVE DISTRIBUTION UPON DISPOSITIONS" shall mean an amount equal to 15% of the net proceeds from the sale of a Property after the Company has received and paid to Shareholders the sum of (i) Invested Capital initially allocated to that Property, and (ii) any remaining shortfall in the recovery of Invested Capital with respect to prior sales of Properties, and (iii) any remaining shortfall in the Cumulative Return as described in Section 9(i).

                  (p) "INDEPENDENT DIRECTORS" shall mean a Director who is not, and within the last two (2) years has not been, directly or indirectly, associated with a Sponsor or the Advisor by virtue of (i) ownership of an interest in a Sponsor, the Advisor or their Affiliates, (ii) employment by a Sponsor, the Advisor or their Affiliates, (iii) service as an officer or director of

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          a Sponsor, the Advisor or their Affiliates, (iv) performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three (3) real estate investment trusts organized by a Sponsor or advised by the Advisor, or (vi) maintenance of a material business or professional relationship with a Sponsor, the Advisor or any of their Affiliates. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with a Sponsor, the Advisor, any of their Affiliates or the Company. A business or professional relationship is considered material if the gross revenue derived by the Director from a Sponsor, the Advisor and Affiliates exceeds five percent (5%) of either the Director's annual gross revenue during either of the last two (2) years or the Director's net worth on a fair market value basis.

                  (q) "INVESTED CAPITAL" shall mean the total proceeds from the sale of Shares. When a Property is sold, Invested Capital will be reduced by the lesser of (1) the net sale proceeds available for distribution from such sale or (2) the sum of (A) the portion of Invested Capital that initially was allocated to that Property and (B) any remaining shortfall in the recovery of Invested Capital with respect to prior sales of Properties.

                  (r) "LISTING" shall mean the listing of the Shares of the Company on a national securities exchange or inclusion for quotation on a national market system.

                  (s) "NET INCOME" shall mean, for any period, total revenues applicable to such period, less the operating expenses applicable to such period other than additions to or allowances for reserves for depreciation, amortization or bad debts or other similar noncash reserves; provided, however, that Net Income shall not include any gain from the sale of the Company's assets.

                  (t) "OFFERING" shall mean the offering of Shares of the Company pursuant to the Prospectus on a "best efforts" basis.

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                  (u)      "ORGANIZATIONAL AND OFFERING EXPENSES" shall mean
          those expenses incurred by and to be paid from the assets of the Company in connection with and in preparing the Company for registration and subsequently offering and distributing Shares to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including reasonable fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the Shares under federal and state laws, including taxes and fees, and accountants', consultants' and attorneys' fees and expenses.

                  (v) "PARTNERSHIP" shall mean A REIT, L.P., a Maryland limited partnership, and a majority-owned subsidiary of the Company.

                  (w) "PROPERTY" or "PROPERTIES" shall mean any, or all, respectively, of the real property and improvements thereon or direct or indirect interests in, including equity or debt interests in entities that own, real property and improvements thereon owned or to be owned by the Company, directly or indirectly.

                  (x) "PROPERTY DISPOSITION FEE" shall mean a real estate disposition fee payable (under certain conditions) to the Advisor and its Affiliates upon the sale of the Company's Property as described in
         Section 9(e).

                  (y) "PROPERTY MANAGEMENT FEE" shall mean any fee paid to an Affiliate or third party as compensation for management of the Company's properties as described in Section 9(f).

                  (z) "PERSON" shall mean any individual, partnership, corporation, association, trust, joint venture, limited liability company or other entity.

                  (aa) "PROSPECTUS" shall mean the final prospectus of the Company in connection with the initial registration of Shares filed with the Securities and Exchange Commission on Form S-11, as supplemented and amended from time to time.

                  (bb) "REAL ESTATE COMMISSION" shall mean the real estate or brokerage commission paid in connection with the purchase of a Property.

                  (cc) "SHARES" shall mean the shares of Common Stock of the Company.

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                  (dd)     "SHAREHOLDERS" shall mean holders of the Shares.

                  (ee) "SPONSOR" shall mean any Person, directly or indirectly, instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person also may be deemed a Sponsor of the Company by:

                           (i)     taking the initiative, directly or
                  indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

                           (ii) receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

                           (iii) having a substantial number of relationships and contacts with the Company;

                           (iv) possessing significant rights to control Company properties;

                           (v) receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

                           (vi) providing goods or services to the Company on a basis which was not negotiated at arm's length with the Company.

                  (ff) "TERMINATION DATE" shall mean the date this Agreement is terminated.

                  (gg) "TOTAL OPERATING EXPENSES" shall mean the aggregate expenses of every character paid or incurred by the Company as determined under generally accepted accounting principles, including fees paid to the Advisor, such as the Incentive Distribution, but excluding:

                           (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses,

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                    and taxes incurred in connection with the issuance,
                    distribution, transfer, registration and Listing of the Shares;

                           (ii)    interest payments;

                           (iii)   taxes;

                           (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves;

                           (v)     the Incentive Distribution Upon Dispositions;
                  and

                           (vi) Acquisition Fees, Acquisition Expenses, real estate commissions on resale of any property and other expenses connected with the acquisition, disposition (whether by sale, exchange or condemnation) and ownership of real estate interests, mortgage loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

         2. DUTIES OF THE ADVISOR.

         The Advisor shall consult with the Company and shall, at the request of the Board of Directors or the officers of the Company, furnish advice and recommendations with respect to all aspects of the business and affairs of the Company. In general, the Advisor shall inform the Board of Directors of factors that come to its attention which could influence the policies of the Company. Subject to the supervision of the Board of Directors and consistent with the provisions of the Articles of Incorporation and the Bylaws, the Advisor shall, either directly or by engaging an Affiliate, use its best efforts to:

                  (a) Present to the Company a continuing and suitable investment program and opportunities to make investments consistent with the investment objectives and policies of the Company and the investment program adopted by the Board of Directors and in effect at the time and furnish the Company with advice with respect to the making, acquiring, holding and disposing of investments and commitments therefor. The Advisor also is obligated to provide the Company with the first opportunity to purchase any income-producing automotive or aviation-related properties placed under contract by the Advisor or its Affiliates, provided that: (1) the Company has funds available to make the purchase; (2) the Board of Directors votes to make the purchase within 7 days of being offered such property by the Advisor; and (3) the property meets the Company's acquisition criteria as disclosed to the Advisor from time to time;

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                  (b)      Manage the Company's day-to-day operations to effect
         the investment program adopted by the Board of Directors and perform or supervise the performance of such other administrative functions necessary in connection with the management of the Company as may be agreed upon by the Advisor and the Company;

                  (c) Serve as the Company's investment advisor in connection with policy decisions to be made by the Board of Directors and, as requested, furnish reports to the Board of Directors and provide research, economic and statistical data in connection with the Company's investments and investment policies;

                  (d) On behalf of the Company, investigate, select and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including, but not limited to, lenders, consultants, accountants, brokers, property managers, attorneys, underwriters, appraisers, insurers, escrow agents, transfer agents, corporate fiduciaries, banks, builders and developers, sellers and buyers of investments and persons acting in any other capacity specified by the Company from time to time, and enter into contracts with, retain and supervise services performed by such parties in connection with investments which have been or may be acquired or disposed of by the Company;

                  (e) Perform such property management services and other activities relating to the Company's assets as the Advisor shall deem appropriate in the particular circumstances, or cooperate with any property manager in connection with property management services and other activities relating to the Company's properties as the Advisor shall deem appropriate in the particular circumstances, subject to the requirement that the Advisor qualify as an "independent contractor" as that phrase is used in connection with applicable laws, rules and regulations affecting REITs that own real property;

                  (f) Upon request of the Company, act, or obtain the services of others to act, as attorney-in-fact or agent of the Company in making, acquiring and disposing of investments, voting or otherwise consenting to actions required to be taken as the holder of a security or other interest in any property or Person, disbursing and collecting the funds, paying the debts and fulfilling the obligations of the Company and handling, prosecuting and settling any claims of the Company, including foreclosing and otherwise enforcing mortgage and other liens and security interests securing investments;

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                  (g)      Assist in negotiations on behalf of the Company with
         investment banking firms, broker-dealers, and other institutions or investors for public or private sales of securities of the Company or for other financing on behalf of the Company, but in no event in such a way that the Advisor shall be acting as a broker, dealer, investment adviser or underwriter of securities of the Company; and provided further, that any fees and expenses payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company;

                  (h) On behalf of the Company, maintain, with respect to any real property and to the extent available, title insurance or other assurance of title and customary fire, casualty and public liability insurance with respect to the Company's assets;

                  (i) At the direction of the Board of Directors, invest and reinvest any money of the Company;

                  (j) Supervise the preparation and filing and distribution of returns and reports to governmental agencies and to investors and act on behalf of the Company in connection with investor relations;

                  (k) Provide office space, equipment and personnel as required for the performance of the foregoing services as advisor;

                  (1) Advise the Company of the operating results of the Company's properties, prepare on a timely basis, and review, for such properties, operating budgets, maintenance and improvement schedules, projections of operating results and such other reports as may be appropriate and/or requested by the Board of Directors;

                  (m) As requested by the Company, make reports to the Company of its performance of the foregoing services and furnish advice and recommendations with respect to other aspects of the business of the Company;

                  (n) Prepare on behalf of the Company, or engage independent professionals to prepare, all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies, provided that the Company is responsible for the fees and expenses of such independent professionals;

                  (o) Notify the Board of Directors of all proposed material transactions prior to their completion;

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                  (p)      Undertake and perform all services or other
         activities necessary and proper to carry out the investment objectives of the Company; and

                  (q) Undertake communications with Shareholders in accordance with applicable law and the Articles of Incorporation;

provided, however, that Affiliates of the Advisor have no obligations to the Company other than as expressly stated herein. Notwithstanding the foregoing, the Advisor hereby represents and acknowledges that it will have fiduciary duties to the Shareholders and that the Company is making a statement to that effect in its registration statement filed with the Securities and Exchange Commission.

         3. NO PARTNERSHIP OR JOINT VENTURE.

         The Company and the Advisor are not, and shall not be deemed to be, partners or joint venturers with each other.

         4. RECORDS; ACCESS.

         The Advisor shall maintain appropriate books of account and records relating to services performed hereunder, which shall be accessible for inspection by the Company, its attorneys, auditors and authorized agents at any time and from time to time during normal business hours.

         5. LIMITATIONS ON ACTIVITIES.

         Notwithstanding any other provision of this Agreement to the contrary, the Advisor shall refrain from taking any action which, in its reasonable judgment, (a) would adversely affect the qualification of the Company as a REIT under the Code or (b) would violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company or its securities, or (c) would otherwise not be permitted by the Articles of Incorporation or Bylaws of the Company, except if such action shall be ordered by the Board of Directors, in which case, the Advisor shall promptly notify the Board of Directors of the Advisor's judgment of the potential impact of such action and shall thereafter refrain from taking such action until it receives further clarification or instructions from the Board of Directors. In such event, the Advisor shall have no liability for acting in accordance with the specific instructions of the Board of Directors so given. Notwithstanding the foregoing, the Advisor, its managers, officers, employees and members, managers, directors, officers and stockholders of its Affiliates shall not be liable to the Company or to the Board of Directors or Shareholders for any act or omission by the Advisor, its managers, officers or employees, or managers, directors or officers of the Advisor's Affiliates except as provided in Sections 25 and 26 of this Agreement.

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         6. BANK ACCOUNTS.

         At the direction of the Board of Directors, the Advisor may establish and maintain bank accounts in the name of the Company, and may collect and deposit into and disburse from such accounts any money on behalf of the Company, under such terms and conditions as the Board of Directors may approve, provided that no funds in any such account shall be commingled with funds of the Advisor. The Advisor shall from time to time, as the Company may require, render appropriate accountings of such collections, deposits and disbursements to the Board of Directors and to the auditors of the Company.

         7. FIDELITY BOND.

         The Advisor shall not be required to obtain or maintain a fidelity bond in connection with the performance of its services hereunder.

         8. INFORMATION FURNISHED TO THE ADVISOR.

         The Board of Directors will keep the Advisor informed in writing concerning the investment and financing policies of the Company. The Board of Directors shall notify the Advisor promptly in writing of its intention to make any investments or to sell or dispose of any existing investments. The Company shall furnish the Advisor with a certified copy of all financial statements, a signed copy of each report prepared by independent certified public accountants, and such other information with regard to its affairs as the Advisor may reasonably request.

         9. COMPENSATION.

         The Advisor and its Affiliates shall be paid for services rendered by the Advisor under this Agreement as follows:

                  (a) The Company will reimburse the Advisor for Organizational and Offering Expenses incurred on behalf of the Company.

                  (b) In property acquisitions in which an Affiliate of the Advisor or the Company acts as real estate broker, such Affiliate may receive a Real Estate Commission from the seller or the Company of up to 3% of the purchase price of the Property.

                  (c) The Company will reimburse the Advisor for Acquisition Expenses. The total of all Acquisition Expenses paid when added to any Real Estate Commission paid in connection with the purchase of a Property may not exceed an amount equal to 6% of the contract purchase price for the

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         Property. The total of all Acquisition Expenses paid in connection with the purchase of all Properties by the Company may not exceed 0.5% of the Gross Offering Proceeds.

                  (d) The Company will reimburse the Advisor and its Affiliates for: (i) the cost to the Advisor or its Affiliates of goods and services used for and by the Company and obtained from unaffiliated parties, and (ii) Administrative Services related thereto. "Administrative Services" include only ministerial services such as typing, recordkeeping, preparation and dissemination of Company reports, preparation and maintenance of records regarding Shareholders, recordkeeping and administration of the Company's Dividend Reinvestment Plan, preparation and dissemination of responses to Shareholder inquiries and other communications with Shareholders and any other recordkeeping required for Company purposes. Such reimbursements are subject to limitations imposed by Sections 10(b) and (c) hereof.

                  (e) A Property Disposition Fee, payable out of the proceeds of the sale of a Property, equal to the lesser of (i) 3% of the contracted for sales price of the Property; or (ii) 50% of the Competitive Real Estate Commission. The amount paid, when added to the sums paid to unaffiliated parties, shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the contracted for sales price of the Property. Payment of such fee shall be made only if the Advisor provides a substantial amount of services in connection with the sale of the Property.

                  (f) The Company will pay to an Affiliate of the Advisor or a third party a Property Management Fee equal to 5% of the Gross Income from Properties. This fee will be paid monthly.

                  (g) The Company will pay to the Advisor fees for property-level services including leasing fees, construction management fees, loan origination and servicing fees and risk management fees; provided that any such compensation to the Advisor will not exceed the amount which would be paid to unaffiliated third parties providing such services and all such compensation must be approved by a majority of the Independent Directors.

                  (h) The Partnership will pay to the Advisor an Incentive Distribution equal to 15% of the Partnership's operating cash flow after the Company has received and paid to the Shareholders the sum of
         (i) the Cumulative Return, and (ii) any remaining shortfall in the recovery of Invested Capital with respect to prior sales of properties. If there is a shortfall in the Cumulative Return to Shareholders at the end of any calendar year and the Advisor previously has received Incentive Distributions, other than those that have been repaid previously, the Advisor

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          will repay to the Partnership such portion of those Incentive
          Distributions sufficient to cause the Cumulative Return to be met. In no event will the aggregate amount repaid by the Advisor to the Partnership exceed the aggregate amount of Incentive Distributions that the Advisor has received previously.

                  (i) Upon the sale of a Property by the Company, the Partnership will pay to the Advisor an Incentive Distribution Upon Dispositions equal to 15% of the net proceeds from the sale of such Property after the Company has received and paid to the Shareholders the sum of (i) the Invested Capital that initially was allocated to that Property, (ii) any remaining shortfall in the recovery of Invested Capital with respect to prior sales of Properties, and (iii) any remaining shortfall in the Cumulative Return. If the Company, and in turn the Shareholders, have not received a return of Invested Capital or if there is a shortfall in the Cumulative Return after the sale of the last Property and the Advisor previously has received Incentive Distributions, other than Incentive Distributions that have been repaid previously, the Advisor will repay to the Partnership a portion of those distributions sufficient to cause the Company, and in turn the Shareholders, to receive a full return of Invested Capital and the full Cumulative Return. In no event will the aggregate amount repaid by the Advisor to the Partnership exceed the aggregate amount of Incentive Distributions that the Advisor previously received.

         10. COMPENSATION FOR ADDITIONAL SERVICES, CERTAIN LIMITATIONS.

                  (a) If the Company shall request the Advisor or its Affiliates or any director, manager, officer or employee thereof to render services to the Company other than those required to be rendered by the Advisor hereunder, such additional services, if the Advisor elects to perform them, will be compensated separately on terms to be agreed upon between such party and the Company from time to time in accordance with this Section 10. The rate of compensation for such services shall be approved by a majority of the Board of Directors, including a majority of the Independent Directors, as being fair and reasonable to the Company and shall not exceed an amount that would be paid to nonaffiliated third parties for similar services.

                  (b) In extraordinary circumstances fully justified to the official or agency administering the state securities laws, the Advisor and its Affiliates may provide other goods and services to the Company if all of the following criteria are met: (i) the goods or services must be necessary to the prudent operation of the Company; or (ii) the compensation, price or fee must be equal to the lesser of 90% of the compensation, price or fee the Company would be required to pay to independent parties who are rendering comparable

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          services or selling or leasing comparable goods on competitive terms in the same geographic location, or 90% of the compensation, price or fee charged by the Advisor or its Affiliates for rendering comparable services or selling or leasing comparable goods on competitive terms. In addition, any such payment will be subject to the further limitation described in paragraph (c) below. Extraordinary circumstances shall be presumed only when there is an emergency situation requiring immediate action by the Advisor or its Affiliates and the goods or services are not immediately available from unaffiliated parties. Services which may be performed in such extraordinary circumstances include emergency maintenance of Company Properties, janitorial and other related services due to strikes or lock-outs, emergency tenant evictions and repair services which require immediate action, as well as operating and re-leasing properties with respect to which the leases are in default or have been terminated.

                  (c) No reimbursement will be permitted to the Advisor or its Affiliates under Section 9(d)(ii) above for items such as rent, depreciation, utilities, capital equipment and other administrative items and the salaries, fringe benefits, travel expenses and other administrative items of any controlling persons of the Advisor, its Affiliates or any other supervisory personnel except in those instances in which the Company believes it to be in the best interest of the Company that the Advisor or its Affiliates operate or otherwise deal with, for an interim period, a property with respect to which the lease is in default or terminated. Permitted reimbursements, except as set forth above, include salaries and related salary expenses for non-supervisory services which could be performed directly for the Company by independent parties such as legal, accounting, transfer agent, data processing and duplication. Controlling persons, for purposes of this Section, include, but are not limited to those entities or individuals holding 5% or more of the ownership interests of the Advisor or a person having the power to direct or cause the direction of the Advisor, whether through ownership of voting securities, by contract or otherwise, and any person, irrespective of his or her title, who performs functions for the Advisor similar to those of (A) chairman or member of the board of directors; or (B) president or executive vice-president.

         Notwithstanding the foregoing, and subject to the approval of the Board of Directors, the Company may reimburse the Advisor for expenses related to the activities of controlling persons undertaken in capacities other than those which cause them to be controlling persons. The Advisor believes that the employees of the Advisor, its Affiliates and controlling persons who perform services for the Company for which reimbursement is allowed pursuant to Section 10(b) have the experience and educational background, in their respective fields of expertise, appropriate for the performance of such services.

         The Advisor and its Affiliates may not be reimbursed by the Company for their overhead, nor can overhead costs or expenses of the Advisor or its Affiliates be allocated to or paid by the Company. The foregoing reimbursements of expenses, as limited by this Agreement, will be made regardless of whether any cash distributions are made to the Shareholders.

         11. RELATIONSHIP WITH DIRECTORS.

         Managers, officers and employees of the Advisor or directors, managers, officers and employees of an Affiliate of the Advisor or any corporate parent of an Affiliate, or directors, officers or stockholders of any director, officer or corporate parent of an Affiliate may serve as a Director and as officers of the Company, except that no director, manager, officer or employee of the Advisor or its Affiliates who is also a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board of Directors.

         12. STATEMENTS.

         The Advisor shall furnish to the Company not later than the 30th day following the end of each Fiscal Year, a statement showing a computation of the fees or other compensation payable to the Advisor or an Affiliate of the Advisor with respect to such Fiscal Year under Sections 9 and 10 hereof. The final settlement of compensation payable under Sections 9 and 10 hereof for each Fiscal Year shall be subject to adjustments in accordance with, and upon completion of, the annual audit of the Company's financial statements.

         13. LISTING OF THE SHARES.

         If this Agreement is terminated in connection with Listing the Shares, the Advisor will receive, in exchange for terminating this Agreement and the giving up or waiving of its fees then earned but not paid and all future fees, such consideration to be determined by the Independent Directors and the Advisor. In addition, at such time, the Company may cause the Partnership to redeem the Advisor's "Incentive Limited Partnership Interests" (as defined in the Partnership's Agreement of Limited Partnership) for cash, or if agreed by both parties, units of interest in the Partnership or Shares, for the amount the Advisor would have received if the Partnership immediately sold all of its assets at fair market value. In the event of such a termination of this Agreement, the Company shall thereafter be relieved of its obligation to pay the fees contemplated by this Agreement.

         14. EXPENSES OF THE COMPANY.

         The Company shall pay all of its expenses and shall reimburse the Advisor for its expenses as provided in Sections 9 and 10 hereof and, without limiting the generality of the foregoing, it is agreed that the following expenses of the Company shall be paid by the Company:

                  (a) To the extent the Advisor is not expressly required to pay such expenses pursuant to this Agreement, salaries and other employment expenses of the personnel employed by the Company, directors' fees and expenses incurred in attending directors' meetings, travel and other expenses incurred by directors, officers and employees of the Company and the cost of directors' liability insurance;

                  (b)      The cost of borrowed money;

                  (c)      All taxes applicable to the Company;

                  (d) Legal, accounting, auditing, underwriting, brokerage, listing, registration and other expenses and taxes incurred in connection with the organization or operations of the Company, the issuance, distribution, transfer, registration and Listing of the Company's securities;

                  (e) Fees and expenses paid to advisors, independent contractors and Affiliates of the Advisor (as described herein), consultants, managers and other agents employed directly by the Company or by the Advisor at the Company's request for the account of the Company;

                  (f) Expenses connected with the acquisition, disposition, leasing and ownership of investments, including, to the extent not paid by others, but not limited to, legal fees and other expenses for professional services, maintenance, repair and improvement of Property, brokerage and sales commissions and expenses of maintaining and managing property equity interests;

                  (g) All insurance costs incurred in connection with the Company and its properties;

                  (h) Expenses connected with payments of dividends or interest or distributions in cash or any form made or caused to be made by the Board of Directors to Shareholders;

                  (i) All expenses connected with communications to Shareholders and the other bookkeeping and clerical work necessary in maintaining relations with Shareholders and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including the cost of printing and mailing certificates for securities, annual and periodic reports and proxy solicitation materials and other reports to Shareholders;

                  (j)      Transfer agent and registrar's fees and charges; and

                  (k) Expenses relating to any office or office facilities maintained by the Company separate from the office or offices of the Advisor.

         15. REIMBURSEMENT BY THE ADVISOR.

         The parties acknowledge that pursuant to the "Statement of Policy Regarding Real Estate Investment Trusts," as revised and adopted by the North American Securities Administrators Association on September 29, 1993, Total Operating Expenses of the Company shall be deemed to be excessive if in any Fiscal Year they exceed the greater of (a) 2% of the Company's Average Invested Assets for such Fiscal Year; or (b) 25% of the Net Income for such Fiscal Year. The Independent Directors shall have the fiduciary responsibility of limiting such expenses to amounts that do not exceed such limitations. Within 60 days after the end of any fiscal quarter of the Company for which Total Operating Expenses (for the 12 months then ended) exceed 2% of Average Invested Assets or 25% of Net Income, whichever is greater, the Company shall send to the Shareholders written notice of such fact together with the determination of the Independent Directors as to whether such higher operating expenses were justified and if so justified, an explanation of the facts the Independent Director considered in arriving at that conclusion also shall be included. If the Independent Directors determine that such excess expenses are not justified, then the Advisor shall reimburse the Company the amount by which the aggregate expenses incurred by the Company exceed the limitations described above at the end of the Fiscal Year; provided, however, that the Company may instead permit such reimbursements to be effected by a reduction in the amount of the next payments of compensation under Section 9.

         16. OTHER ACTIVITIES OF THE ADVISOR.

         Nothing contained in this Agreement shall prevent the Advisor from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, manager, officer, employee, shareholder or member of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other Persons. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein. The Advisor shall report to the Board of Directors the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor's obligations to the Company and its obligations to or its interest in any other Person. The Advisor or its Affiliates shall promptly disclose to the Board of Directors knowledge of such condition or circumstance.

         17. TERM; TERMINATION OF AGREEMENT.

         This Agreement will continue in force until ________ __, 2005, subject to an unlimited number of successive oneyear renewals with the written mutual consent of the parties. It is the duty of the Board of Directors, including a majority of the Independent Directors, to evaluate the performance of the Advisor annually before renewing the Agreement, and each such agreement shall have a term of no more than one year.

         Notwithstanding any other provision of this Agreement to the contrary, either the Company or the Advisor may terminate this Agreement, or any extension hereof, or the parties by mutual consent or a majority of the Independent Directors may do so, in each case upon 60 days written notice without cause or penalty. In the event of the termination of this Agreement, the Advisor will cooperate with the Company and take all reasonable steps requested to assist the Board of Directors in making an orderly transition of the advisory function.

         If this Agreement is terminated pursuant to this Section 17, such termination shall be without any further liability or obligation of either party to the other, except as provided in Section 20.

         If this Agreement is terminated for any reason other than the Listing of the Shares as contemplated in Section 13, all obligations of the Advisor and its Affiliates to offer property to the Company for purchase, as described in
Section 2(a), also shall terminate.

         18. ASSIGNMENTS.

         The Company may terminate this Agreement immediately in the event of its assignment by the Advisor except an assignment to a successor organization which acquires substantially all of the assets and carries on the affairs of the Advisor; provided, that following such assignment the Persons who controlled the operations of the Advisor immediately prior thereto shall control the operations of the successor organization, including the performance of its duties under this Agreement; however, if at any time subsequent to such assignment such Persons shall cease to control the operations of the successor organization, the Company may thereupon immediately terminate this Agreement. This Agreement shall not be assignable by the Company without the consent of the Advisor, except in the case of assignment by the Company to a corporation, trust or other organization which is a successor to all of the assets, rights and obligations of the Company. Any assignment of this Agreement shall bind the assignee hereunder in the same manner as the assignor is bound hereunder.

         19. DEFAULT, BANKRUPTCY, ETC.

         At the sole option of the Company, this Agreement shall be terminated immediately upon written notice of termination from the Board of Directors to the Advisor if any of the following events occurs:

                  (a) The Advisor violates any material provisions of this Agreement and, after receipt of written notice of such violation, such violation is not cured within 30 days; or

                  (b) A court of competent jurisdiction enters a decree or order for relief in respect of the Advisor in any involuntary case under the applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Advisor or for all or substantially all of its assets or orders the winding up or liquidation of the Advisor's affairs; or

                  (c) The Advisor commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Advisor or for all or substantially all of its assets, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as they become due.

                           The Advisor agrees that if any of the events specified in subsections (b) and (c) of this Section 19 occur, it will give written notice thereof to the Company within 7 days after the occurrence of such event.

         20.      ACTION UPON TERMINATION.

         The Advisor shall not be entitled to compensation after the Termination Date of this Agreement for further services hereunder, but shall be paid all compensation accruing to such Termination Date. Upon termination and subject to the provisions of Section 13, the Advisor shall promptly:

                  (a) Pay over to the Company all monies collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

                  (b) Deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all monies held by it, covering the period following the date of the last accounting furnished to the Board of Directors;

                  (c) Deliver to the Board of Directors all property, documents and books and records of the Company then in the custody of the Advisor; and

                  (d) Cooperate with the Company and take all reasonable steps requested by the Company to assist the Board of Directors in making an orderly transition of the advisory function.

         21. SHARES OWNED BY THE ADVISOR.

         The Advisor has contributed to the Company $200,007 in exchange for 22,223 Shares. The Advisor may not sell these Shares while this Agreement is in effect, although the Advisor may transfer such Shares to Affiliates. The restrictions included above shall not apply to any other Shares, other than the Shares acquired pursuant to this contribution, acquired by the Advisor or its Affiliates. The Advisor shall not vote any Shares it now owns, or hereafter acquires, in any vote for the removal of Directors or any vote regarding the approval or termination of any contract with the Advisor or any of its Affiliates.

         22. AMENDMENTS.

         This Agreement shall not be amended, changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or assigns or otherwise provided herein.

         23. SUCCESSORS AND ASSIGNS.

         This Agreement shall bind any successors or permitted assigns of the parties hereto as herein provided.

         24. GOVERNING LAW.

         The provisions of this Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Maryland, without regard to its conflict of laws provisions.

         25. INDEMNIFICATION BY THE COMPANY.

         The Company shall, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, and without limiting the generality of the foregoing, in accordance with Section 2-418 of the Maryland General Corporation Law, indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, managers, partners and employees from all liability, claims, damages, taxes or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys' fees, to the extent such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland or the Articles of Incorporation or the Bylaws. Notwithstanding the foregoing, the Advisor shall not be entitled to indemnification or be held harmless pursuant to this Section 25 for any activity for which the Advisor shall be required to indemnify or hold harmless the Company pursuant to Section 26. Any indemnification of the Advisor may be made only out of the net assets of the Company and not from the Shareholders.

         26. INDEMNIFICATION BY THE ADVISOR.

         The Advisor shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses including reasonable attorneys' fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor's bad faith, fraud, misconduct or negligence and, in the case of a criminal proceeding, the Advisor's conduct was unlawful; provided, however, the Advisor shall not be held responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by the Advisor.

         27. NOTICES.

         Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is accepted by the party to whom it is given and shall be given by being delivered at the following addresses of the parties hereto:

                  THE COMPANY AND/OR THE BOARD OF DIRECTORS:

                  A REIT, Inc.
                  Suite 200
                  1551 N. Tustin Avenue
                  Santa Ana, CA 92705

                  THE ADVISOR:

                  Triple Net Properties, LLC
                  Suite 200
                  1551 N. Tustin Avenue
                  Santa Ana, CA 92705

         Either party may at any time give notice in writing to the other party of a change of its address for the purpose of this Section 27.

         28. MISCELLANEOUS.

         (a) Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

         (b) Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

         (c) Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

         (d) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts thereof, individually or taken together, shall bear the signature of all of the parties reflected hereon as the signatories.

         (e) Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

         (f) No Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY:

A REIT, INC., a Maryland corporation

By: __________________________________________________
Title: _______________________________________________

ADVISOR:

TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company

By: __________________________________________________
Title: _______________________________________________